Exhibit 99.1

Restoration Robotics® Announces Preliminary Unaudited Fourth Quarter 2018 Revenue

Sold 17 ARTAS® Systems; Anticipates Net Revenue of $6.4 to $6.7 Million

SAN JOSE, Calif., Jan. 7, 2018 (GLOBE NEWSWIRE) – Restoration Robotics, Inc. (NASDAQ:HAIR), a global leader in robotic hair restoration, announced today preliminary unaudited revenue for the fourth quarter ended December 31, 2018.

Preliminary unaudited consolidated net revenue in the fourth quarter of 2018 is expected to be in the range of $6.4 to $6.7 million, compared to $5.9 million in the fourth quarter of 2017, driven by the sale of 17 ARTAS® Systems, 11 of which were sold in the U.S.

Ryan Rhodes, President and Chief Executive Officer of Restoration Robotics, stated, “I am very pleased with our fourth quarter performance and our ability to accelerate commercial momentum both domestically and abroad. During the quarter we sold 11 ARTAS iX™ systems in the U.S, the highest number of systems sold domestically in company history. Additionally, we shipped two ARTAS iX Systems to customers in Europe and sold four ARTAS 9x Systems in our international markets. Overall, we continue to see increased interest and growing demand for ARTAS technology. We look forward to continuing to drive our targeted commercial strategy even further in 2019.”

The preliminary unaudited revenue results included in this press release are prior to the completion of review and audit procedures by the Company’s independent registered public accounting firm and are therefore subject to adjustment. The Company plans to release its fourth quarter and full year 2018 financial results in early March 2019.

About Restoration Robotics

Restoration Robotics, Inc., is a medical device company developing and commercializing the ARTAS® and ARTAS iX™ Robotic Hair Restoration System. The ARTAS Systems are the first and only physician-assisted robotic systems to dissect and assist in the harvesting of follicular units directly from the scalp, create recipient implant sites using proprietary algorithms and simultaneously implant the hair follicles into the designated sites. The Company has unique expertise in machine vision, image guidance, visual servoing and robotics, as well as developing intuitive interfaces to manage these technologies.

128 Baytech Drive    |    San Jose, CA 95134    |    T +1 408.883.6888

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements, including our expectations for fourth quarter 2018 revenue and the timing of release of our full year 2018 financial results, are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: the progress of our commercialization, marketing and manufacturing capabilities; and the timing or likelihood of regulatory filings and approvals for ARTAS for use in transplanting of hair. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on March 5, 2018, as well as any reports that we may file with the SEC in the future, including our Quarterly Report for the nine months ended September 30, 2018 filed on November 5, 2018, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our preliminary operating results for the quarter and full year ended December 31, 2018 are subject to adjustment as we complete our year-end audit and other processes and are not necessarily indicative of our operating results for any future periods.

Media Contact

Lisa Markle

Director of Marketing

Restoration Robotics, Inc.

+1- 650-787-0574

lisam@restorationrobotics.com

128 Baytech Drive    |    San Jose, CA 95134    |    T +1 408.883.6888

Investor Contact

The Ruth Group

Brian Johnston

ir@restorationrobotics.com

646-536-7000

128 Baytech Drive    |    San Jose, CA 95134    |    T +1 408.883.6888